N / E / W / S     R / E / L / E / A / S / E

May 19, 2010

FOR IMMEDIATE RELEASE
For more information, contact:
Mark K. Hardwick, Executive Vice President/Chief Financial Officer, 765-751-1857
http://www.firstmerchants.com

SOURCE: First Merchants Corporation (Nasdaq: FRME), Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES CASH DIVIDEND

First Merchants Corporation declared a cash dividend on May 18, 2010 of $0.01 per share, payable on June 21, 2010, to shareholders of record on June 7, 2010.  For purposes of broker trading, the ex-date of the cash dividend is June 5, 2010.

About First Merchants Corporation:

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation is comprised of First Merchants Bank, N.A., which also operates as Lafayette Bank & Trust, A Division of First Merchants Bank, N.A., Commerce National Bank, A Division of First Merchants Bank, N.A., as well as First Merchants Trust Company, N.A., and First Merchants Insurance Group, a full-service property casualty, personal lines, and healthcare insurance agency.

First Merchants Corporation’s common stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

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